MOORE STEPHENS
CERTIFIED PUBLIC ACCOUNTANTS

905 Silvercord, Tower 2
30 Canton Road
Tsimshatsui
Kowloon
Hong Kong

Tel : (852) 2375 3180
Fax : (852) 2375 3828
E-mail : ms@ms.com.hk
www.ms.com.hk

馬施雲
會計師事務所

Your Ref:

Our Ref: 4175/2009/GEN/AFGCO04F(CONSENT LETTER)

September 30, 2009

The Board of Directors
China Precision Steel, Inc.
8/F Teda Building
87 Wing Lok Street
Sheung Wan
Hong Kong

Dear Sirs,

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 3 to the Registration Statement on Form S-3 of China Precision Steel, Inc. (the "Company") of our report dated September 26, 2009 on the consolidated financial statements and internal control over financial reporting of the Company as of June 30, 2009 and for the two years then ended, which appears in the Company Annual Report on Form 10-K for the year ended June 30, 2009.

Yours faithfully,

Moore Stephens

Certified Public Accountants
Hong Kong